Exhibit 3.1

                   FBR ASSET INVESTMENT CORPORATION (MARYLAND)
                            ARTICLES OF INCORPORATION

         The undersigned, being a natural person and acting as an incorporator, does hereby adopt the following Articles of Incorporation for the purpose of forming a business corporation in the State of Maryland, pursuant to the provisions of the Maryland General Corporation Law. These Articles of Incorporation, as they may be amended, supplemented or restated from time to time, are referred to as the "Charter."


                                    ARTICLE I

                                  INCORPORATOR


         The undersigned, Randolph F. Totten, whose address is Hunton & Williams, Riverfront Plaza, East Tower, 951 E. Byrd Street, Richmond, Virginia, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.


                                   ARTICLE II

                                      NAME


         The name of the corporation (the "Corporation") is:

                   FBR Asset Investment Corporation (Maryland)


                                   ARTICLE III

                                     PURPOSE


         The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.


                                   ARTICLE IV

                 PRINCIPAL OFFICE IN MARYLAND AND RESIDENT AGENT


         The address of the Corporation's principal office in the State of Maryland is c/o The Corporation Trust Inc., 300 E. Lombard Street, Baltimore, Maryland, 21202. The name and address of the Corporation's resident agent is The Corporation Trust Inc., 300 E. Lombard Street, Baltimore, Maryland, 21202. The resident agent is a Maryland corporation.

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                                    ARTICLE V

                        PROVISIONS FOR DEFINING, LIMITING
                      AND REGULATING CERTAIN POWERS OF THE
                CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS


         Section 5.1  Number and Classification of Directors.

                  5.1.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be five. The number of directors may be increased or decreased by resolution adopted by the affirmative vote of at least 80% of the members of the Board of Directors, but shall never be (i) less than the minimum number required by the general laws of the State of Maryland now or hereafter in force or (ii) more than nine. The names of the directors who shall serve the terms set forth below and until their successors are elected and qualified are W. Russell Ramsey (Class I), Emanuel J. Friedman (Class II), Webb Hayes (Class II), Eric F. Billings (Class III), and Stephen W. Harlan (Class III).

                  5.1.2 Classification of Directors. The directors shall be divided into three classes, Class I, II and III, whose terms shall be as follows:

                  Class I: Until the 1999 annual meeting of stockholders and until their successors are elected and qualified, and thereafter, for a term of three years.

                  Class II:    Until the 2000 annual meeting of stockholders
                               and until their successors are elected and qualified, and thereafter, for a term of three years.

                  Class III:   Until the 2001 annual meeting of
                               stockholders and until their successors are elected and qualified, and thereafter, for a term of three years.

         If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain, as nearly as possible, an equal number of directors in each class. A director elected by stockholders shall hold office until the annual meeting in which his term expires and until his successor is elected and qualified, subject however, to prior death resignation, retirement, disqualification or removal from office.

                  5.1.3 Election by Preferred Stockholders. Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided in paragraph 5.1.1 of this Article V or in the Bylaws. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series

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of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

         Section 5.2  Independent Directors.

                  5.2.1 Number of Independent Directors. Notwithstanding anything herein to the contrary, at all times from and after the Initial Offering (as defined in Section 7.1.1) (except during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a director prior to expiration of the director's term of office), at least 30% of the members of the Board of Directors shall be "Independent Directors." "Independent Director" shall mean any director who within the past two years has not directly or indirectly (i) owned a material interest in the Manager (as defined below) or any of its Affiliates (as defined below), (ii) been employed by the Manager or any of its Affiliates, (iii) been an officer or director of the Manager or any of its Affiliates, or (iv) performed any material services for the Manager or any of its Affiliates.

                  5.2.2 Manager. For purposes of this Charter, the term "Manager" means the Person engaged by the Corporation pursuant to a Management Agreement (as that term is defined in Section 5.12) to advise the Board of Directors and be responsible for directing the day-to-day business affairs of the Corporation, including any Person to which the Person so engaged subcontracts substantially all such functions.

                  5.2.3 Affiliate. For purposes of this Charter, "Affiliate" of a Person shall mean (i) any Person who directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) any Person who directly or indirectly owns, controls or holds, with the power to vote, 10% or more of such Person's outstanding voting securities, (iii) any Person who is an officer of, partner in, or director of such Person, or serves in a similar capacity with respect to such Person, (iv) any Person for which such Person serves as an officer, partner or director, or serves in some similar capacity, or (v) any Person 10% of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such Person. Notwithstanding anything herein to the contrary, for purposes of determining who may serve as an "Independent Director," the Corporation shall not be considered an Affiliate of the Manager.

                  5.2.4 Indirect Relationship. For purposes of this Charter, an "indirect relationship" shall include circumstances in which a director's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with the Manager or any of its Affiliates.

                  5.2.5 Materiality. For purposes of Section 5.2.1, (i) an "interest" shall be deemed material per se if it (a) exceeds 5% of a Person's outstanding voting securities or (b) 5% of a Person's net worth on a fair market value basis and (ii) "services" shall be deemed material per se if the gross revenue derived by the director from the Manager and its Affiliates exceeds 5% of such director's (a) annual gross revenue from all sources in either of the past two years or (b) net worth on a fair market value basis. No person shall be disqualified from serving as an Independent Director solely because (a) that

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person maintains a discretionary brokerage account with the Manager or its
Affiliates or because (b) the Manager or its Affiliates perform other services for such person, whether material or not.

                  5.2.6 Person. For purposes of this Charter, "Person" means and includes any natural person, corporation, partnership, association, trust, limited liability, company or any other legal entity.

         Section 5.3 Amendment to Section 5.2. Notwithstanding any other provisions of this Charter or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be specified by law, this Charter or the Bylaws of the Corporation), the provisions of Sections 5.2 and 5.3 shall not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of the Board of Directors and the affirmative vote of not less than two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class.

         Section 5.4 Extraordinary Actions. Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by an affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in this Charter.

         Section 5.5 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in this Charter or the Bylaws.

         Section 5.6 Preemptive Rights. No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to subscribe to or purchase (i) any shares of any class of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights, or options to purchase any such shares, or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

         Section 5.7  Indemnification.

                  5.7.1 The Corporation shall indemnify and hold harmless, and without requiring a determination of the ultimate entitlement to indemnification, pay reasonable expenses in advance of the final disposition of any proceeding to (A) its present and former directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such

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extent as shall be authorized by the Board of Directors or the Corporation's
Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such actions as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time any bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

                  5.7.2 Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director, officer or other party entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

                  5.7.3 No amendment of this Charter or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

         Section 5.8 Determinations by Board. The determinations as to any of the following matters made in good faith by or pursuant to the direction of the Board of Directors consistent with this Charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matters relating to the acquisition, holding and disposition of any assets by the Corporation; whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws. Except as provided by statute or by the Bylaws, no stockholder shall

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have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

         Section 5.9 REIT Qualification. The Corporation shall seek to elect and maintain status as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors shall use its reasonable best efforts to ensure that the Corporation satisfies the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of distributions to its stockholders. The Board of Directors may revoke the Corporation's election to be taxed as a REIT upon the affirmative vote of 80% of the members of the Board of Directors. In the absence of such 80% vote, the Board of Directors shall take no action to disqualify the Corporation as a REIT or to otherwise revoke the Corporation's election to be taxed as a REIT without the affirmative vote of not less than two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class.

         Section 5.10 Removal of Directors. Any director may be removed from office at any time, but only for cause, and then only by the affirmative vote of not less than two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class.

         Section 5.11 Dissolution. The dissolution of the Corporation shall be approved by the affirmative vote of not less than two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class.

         Section 5.12 Management Agreements. Subject to such approval of the Independent Directors and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may engage a Manager to advise the Board of Directors and be responsible for directing the day-to-day affairs of the Corporation pursuant to a written agreement (a "Management Agreement"). The approval of any Management Agreement and the renewal or termination thereof shall require the affirmative vote of a majority of the Independent Directors.

         Section 5.13 Amendment of Certain Provisions. Notwithstanding any other provision of this Charter or the Bylaws of the Corporation, the provisions of Sections 5.9, 5.10, 5.11, 5.12 and 5.13 shall not be amended, altered, changed or repealed without the affirmative vote of not less than two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class.

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                                   ARTICLE VI

                                      STOCK


         Section 6.1 Authorized Shares. The total number of shares of stock of all classes that the Corporation has authority to issue is 250,000,000 shares of capital stock (par value $.01 per share), amounting in aggregate par value to $2,500,000. 200,000,000 of such shares are initially classified as "Common Stock," and 50,000,000 of such shares are "Preferred Stock." The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock.

         Section 6.2 Common Stock. Subject to Article VII, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

                  6.2.4 Voting Rights. Each share of Common Stock shall have one vote, and except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. Shares of Common Stock shall not have cumulative voting rights.

                  6.2.2 Dividends. Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

                  6.2.3 Distribution Upon Dissolution. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

         Section 6.3  Classification/Reclassification.

                  6.3.1 Powers of the Board of Directors. Subject to Article VII and the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of this Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

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                           (a) The distinctive designation of such class or
series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series that have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this subparagraph.

                           (b) Whether or not and, if so, the rates, amounts and
times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to, or on a parity with, the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

                           (c) Whether or not shares of such class or series
shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

                           (d) Whether or not shares of such class or series
shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

                           (e) Whether or not shares of such class or series
shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

                           (f) The rights of the holders of shares of such class
or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall risk senior or junior to or on a parity with such rights of any other class or series of stock.

                           (g) Whether or not there shall be any limitations
applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this subparagraph, and, if so, the terms and conditions thereof.

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                           (h) Any other preferences, rights, restrictions,
including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and this Charter.

                  6.3.2 Ranking. For the purposes hereof and of any articles supplementary to this Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

                           (a) prior to another class or series either as to
dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

                           (b) on a parity with another class or series either
as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

                           (c) junior to another class or series either as to
dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

         Section 6.4 Charter and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of this Charter and the Bylaws of the Corporation.


                                   ARTICLE VII



         Section 7.1  Restrictions on Transfer.

                  7.1.5 Definitions. For purposes of this Article VII, the following terms shall have the following meanings:

                           (a) "Beneficial Ownership" shall mean ownership of
shares of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of
Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," and "Beneficially Owned" shall have correlative meanings.

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                           (b) "Beneficiary" shall mean, with respect to any
Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 7.2.1. No Beneficiary shall be the beneficiary of more than one Trust at any time.

                           (c) "Board of Directors" shall mean the Board of
Directors of the Corporation.

                           (d) "Closing Price" on any date shall mean the last
sale price for such shares of Equity Stock, regular way, or, in case no such sale takes place on such a day, the average of the closing bid and asked prices, regular way, for such shares of Equity Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if transaction prices are not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Corporation's Board of Directors or, in the event that no trading price is available for such shares, the fair market value of the shares, as determined in good faith by the Corporation's Board of Directors.

                           (e) "Constructive Ownership" shall mean ownership of
shares of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of
Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns," and "Constructively Owned" shall have correlative meanings.

                           (f) "Disqualified Person" means (i) the United
States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any tax exempt organization (other than a farmers' cooperative described in Section 521 of the Code) that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code, and (iii) any rural electrical or telephone cooperative.

                           (g) "Equity Stock" shall mean the Common Stock and
the Preferred Stock of the Corporation, including the Common Stock and the Preferred Stock of the Corporation that are held as Shares-in-Trust in accordance with the provisions of Section 7.2.

                           (h) "FBR" shall mean Friedman, Billings, Ramsey
Group, Inc., and its Affiliates.

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                           (i) "FBR Limit" shall mean (a) 20% of the number of
outstanding shares of Common Stock and (b) 20% of the number of outstanding shares of any class or series of Preferred Stock.

                           (j) "Initial Offering" means the sale of shares of
Common Stock pursuant to the Corporation's first effective registration statement for such shares of Common Stock filed under the Securities Act of 1933, as amended.

                           (k) "Look-Through Entity" shall mean either (i) a
pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Code or (ii) an entity that qualifies as a regulated investment company under Section 851 of the Code, as long as each beneficial owner of such entity would satisfy the Ownership Limit if such beneficial owner owned directly its proportionate share of the shares of Equity Stock that are held by the Look-Through Entity.

                           (l) "Look-Through Entity Limit" shall mean (a) 15% of
the number of outstanding shares of Common Stock and (b) 15% of the number of outstanding shares of any class or series of Preferred Stock.

                           (m) "Market Price" on any date shall mean the average
of the Closing Price for the five consecutive Trading Days ending on such date.

                           (n) "Non-Transfer Event" shall mean an event other
than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, the FBR Limit or the Look-Through Entity Limit, as applicable, including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Equity Stock or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for shares of Equity Stock.

                           (o) "Ownership Limit" shall mean the restriction on
ownership (or deemed ownership by virtue of the attribution provisions of the Code) of more than 9.9% of the outstanding shares of Common Stock or any series of Preferred Stock by any stockholder.

                           (p) "Permitted Transferee" shall mean any Person
designated as a Permitted Transferee in accordance with the provisions of
Section 7.2.5.

                           (q) "Person" shall mean an individual, corporation,
partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a "group" as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

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                           (r) "Prohibited Owner" shall mean, with respect to
any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 7.1.3, would own record title to shares of Equity Stock.

                           (s) "Restriction Termination Date" shall mean the
first day after the date of the Initial Offering on which (i) the Corporation's election to be taxed as a REIT is revoked pursuant to Section 5.9 hereof Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or (ii) the restrictions contained in Sections 7.1.2(a) through (e) hereof are removed pursuant to 7.1.8 hereof.

                           (t) "Shares-in-Trust" shall mean any shares of Equity
Stock designated Shares-in-Trust pursuant to Section 7.1.3.

                           (u) "Trading Day" shall mean any day other than a
Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                           (v) "Transfer" (as a noun) shall mean any sale,
transfer, gift, assignment, devise or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall not have the correlative meaning.

                           (w) "Trust" shall mean any separate trust created
pursuant to Section 7.1.3 and administered in accordance with the terms of
Section 7.2 hereof, for the exclusive benefit of any Beneficiary. A separate trust shall be created for each transfer to Section 7.1.3 hereof.

                           (x) "Trustee" shall mean any Person or entity
unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

                  7.1.6  Restriction on Transfers.

                           (a) Except as provided in Section 7.1.7, from the
date of the Initial Offering and prior to the Restriction Termination Date, (i) no Person may Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit, other than (A) FBR, which may not Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the FBR Limit, and (B) a Look-Through Entity, which may not Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Look-Through Entity Limit, and (ii) any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit, the FBR Limit, or the Look-Through Entity Limit, as applicable, shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit, the FBR Limit, or the Look-Through Entity Limit, as applicable, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                           (b) Except as provided in Section 7.1.7, from the
date of the Initial Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares which would be otherwise beneficially owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                           (c) Except as provided in Section 7.1.7, from the
date of the Initial Offering and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                           (d) Except as provided in Section 7.1.7., from the
date of the Initial Offering and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                           (e) Except as provided in Section 7.1.7, from the
date of the Initial Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in shares of Equity Stock being beneficially owned by a Disqualified Person shall be void ab initio as to the Transfer of that number of shares which would be otherwise beneficially owned by the transferee, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                  7.1.7  Transfer to Trust.

                           (a) If , notwithstanding the other provisions
contained in this Section 7.1, at any time after the Initial Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, the FBR Limit or the Look-Through Entity Limit, as applicable, then, (i) except as otherwise provided in Section 7.1.7 or 7.1.8, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, the

FBR Limit or the Look-Through Entity Limit, as applicable, (ii) such number of shares of Equity Stock in excess of the Ownership Limit, the FBR Limit or the Look-Through Entity Limit, as applicable, (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 7.2 hereof, transferred automatically and by operation of law to a Trust to be held in accordance with that Section 7.2, and (iii) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                           (b) If, notwithstanding the other provisions
contained in this Section 7.1, at any time after the Initial Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (iii) result in shares of Equity Stock being Beneficially Owned by a Disqualified Person, or
(iv) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of
Section 856(d)(2)(B) of the Code, then (x) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (C) result in the shares of Equity Stock being beneficially owned by a Disqualified Person, or (D) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 7.2, transferred automatically and by operation of law to a Trust to be held in accordance with that Section 7.2, and
(z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                  7.1.8 Remedies For Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section 7.1.2 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section 7.1.2, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

                  7.1.9 Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section 7.1.2, or any Person who owned shares of Equity Stock that were transferred to the Trust pursuant to the provisions of Section 7.1.3, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

                  7.1.10 Owners Required To Provide Information. From the date of the Initial Offering and prior to the Restriction Termination Date:

                           (a) Every Beneficial Owner or Constructive Owner of
more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of all classes of capital stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit, the FBR Limit, the Look-Through Entity Limit, and the restrictions in Section 7.1.2 hereof.

                           (b) Each Person who is a Beneficial Owner or
Constructive Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit, the FBR Limit, the Look-Through Entity Limit, and the restrictions in Section 7.1.2 hereof.

                  7.1.11 Exception. The Ownership Limit, the FBR Limit, and the Look-Through Entity Limit shall not apply to the acquisition of shares of Equity Stock by an underwriter that participates in a public offering of such shares for a period of 90 days following the purchase by such underwriter of such shares provided that the restrictions contained in Section 7.1.2 will not be violated following the distribution by such underwriter or placement agent of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the restrictions contained in Section 7.1.2(b) through (d) hereof will not be violated, may exempt a Person from the Ownership Limit provided that (i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will cause the Corporation to lose its REIT status as a result of the exemption and (ii) such Person agrees in writing that any violation or attempted violation will result in such transfer to the Trust of shares of Equity Stock pursuant to Section 7.1.3.

                  The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that a tax will not be imposed on the Corporation as a result of the exemption, may exempt a Disqualified Organization from the restriction contained in Section 7.1.2(e) if either (i) the Disqualified Organization agrees to reimburse the Corporation for any tax it incurs as a result of having such Disqualified Organization as a shareholder or (ii) each of the following requirements is met:
(A) the record holder of the shares of Equity Stock Beneficially Owned by the Disqualified Organization is a nominee of such Disqualified Organization, (B) the nominee is not itself a Disqualified Organization, (C) the nominee agrees not to transfer record ownership of such shares of Equity Stock to a Disqualified Organization, and (D) the Board of Directors obtains such representations and undertakings from such Disqualified Organization and nominee as are reasonably necessary to ascertain the foregoing.

                  7.1.12 Removal of Ownership Limit. The restrictions contained in Sections 7.1.2(a) through (e) will not be removed until (i) (a) such restrictions are no longer required in order to qualify as a REIT and (b) the Board of Directors determines that it is no longer in the best interests of the Company to retain such restrictions, or (ii)(a) the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to qualify, or to continue to qualify, as a REIT and (b) the Corporation's election to be taxed as a REIT is revoked pursuant to Section 5.9.

         Section 7.2  Shares-in-Trust.

                  7.2.1 Trust. Any shares of Equity Stock transferred to a Trust and designated Shares-in-Trust pursuant to Section 7.1.3 hereof shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a Beneficiary for each Trust within five days after discovery of the existence thereof. Any transfer to a Trust, and subsequent designation of shares of Equity Stock as Shares-in-Trust, pursuant to Section 7.1.3 shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall remain issued and outstanding shares of Equity Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to a Permitted Transferee in accordance with the provisions of Section 7.2.5, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

                  7.2.2 Dividend Rights. The Trust, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors on such shares of Equity Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trust the amount of any dividends or distributions received by it that (i) are attributable to any shares of Equity Stock designated Shares-in-Trust and
(ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially

Owned or Constructively Owned by the Person who, but for the provisions of
Section 7.1.3, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

                  7.2.3 Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class and series of shares of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this Section 7.2.3 in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

                  7.2.4 Voting Rights. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Shares-in-Trust and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of shares of Equity Stock under Section 7.1.3, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

                  7.2.5 Designation of Permitted Transferee. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. In an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate any Person as Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of Equity Stock so acquired as Shares-in-Trust under Section 7.1.3. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this
Section 7.2.5, the Trustee shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee,
(ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock,
(iii) cause the Shares-in-Trust to be canceled, and (iv) distribute to the

Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Prohibited Owner pursuant to Section 7.2.6.

                  7.2.6 Compensation to Record Holder of Shares of Equity Stock that Become Shares-in-Trust. Any Prohibited Owner shall be entitled (following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with Section 7.2.5 or following the acceptance of the offer to purchase such shares in accordance with Section 7.2.7) to receive from the Trustee following the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Trustee from the sale or other disposition of such Shares-in-Trust in accordance with Section 7.2.5. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section 7.2.6 shall be distributed to the Beneficiary in accordance with the provisions of Section 7.2.5. Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Trustee and the Trust arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 7.2, by such Trustee or the Corporation.

                  7.2.7 Purchase Right in Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Non-Transfer Event or purported Transfer that resulted in such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-In-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to
Section 7.1.5.

         Section 7.3 Remedies Not Limited. Nothing contained in this Article VII shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status a s REIT and to ensure compliance with the Ownership Limit.

         Section 7.4 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VII, including any definition contained in Section 7.1.1, the Board of Directors shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it.

         Section 7.5 Legend. From the date of the Initial Offering and prior to the Restriction Termination Date, each certificate for shares of Equity Stock shall bear the following legend:

                  "The shares of Common or Preferred Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (i) Beneficially Own or Constructively Own shares of Common Stock in excess of 9.9% of the number of outstanding shares of Common Stock other than (A) FBR, which may not Beneficially Own or Constructively Own shares of Common Stock in excess of 20% of the number of outstanding shares of Common Stock, and (B) a Look-Through Entity, which may not Beneficially Own or Constructively Own shares of Common Stock in excess of 15% of the number of outstanding shares of Common Stock, (ii) Beneficially Own or Constructively Own shares of any class or series of Preferred Stock in excess of 9.9% of the number of outstanding shares of such class or series of Preferred Stock, other than (A) FBR, which may not Beneficially Own or Constructively Own shares of Common Stock in excess of 20% of the number of outstanding shares of Common Stock, and (B) a Look-Through Entity, which may not Beneficially Own or Constructively Own shares of Common Stock in excess of 15% of the number of outstanding shares of Common Stock (iii) Beneficially Own hares of Equity Stock that would result in the shares of Equity Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iv) Beneficially Own shares of Equity Stock that would result in the shares of Equity Stock being Beneficially Owned by a Disqualified Organization, (v) Beneficially Own shares of Common or Preferred Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code, or (vi) Constructively Own shares of Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Common or Preferred Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests."

         Section 7.6 Severability. If any provision of this Article VII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         Section 7.7 Exchange Transactions. Nothing in this Article VII or this Charter shall prohibit the settlement of any transaction entered into through the facilities of any national securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or of the national market system of a national securities association registered under the Exchange Act. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

         Section 7.8 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

         Section 7.9 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

         Section 7.10 Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of the provision hereof.

         Section 7.11 Amendment. Notwithstanding any other provision of this Charter or the Bylaws of the Corporation, the provisions of this Article VII shall not be amended, altered, changed or repealed without the affirmative vote of not less than two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class.


                                  ARTICLE VIII

                                   AMENDMENTS


         The Corporation reserves the right from time to time to make any amendments of this Charter which may not or hereafter be authorized by law, including any amendments changing the terms of contract rights, as expressly set forth in this Charter, or any of its outstanding stock by classification, reclassification or otherwise but, no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of votes entitled to be cast thereon.


                                   ARTICLE IX

                             LIMITATION OF LIABILITY


         To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of this Charter or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

         IN WITNESS WHEREOF, I have signed these Articles of Incorporation acknowledging the same to be my act, on November 12, 1998.



WITNESS:


/s/ Tina Locatelli                          /s/ Randolph F. Totten
-----------------------------               -----------------------------------
    Tina Locatelli                              Randolph F. Totten




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